UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024 (July 31, 2024)

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 31, 2024, Carriage Services, Inc. (the “Company”) entered into a fourth amendment (the “Credit Agreement Amendment”) to its first amended and restated credit agreement dated May 13, 2021 (as amended, the “Amended Credit Agreement”), with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent. The Credit Agreement Amendment provides, among other things, for (i) the extension of the maturity date of the Amended Credit Agreement to July 31, 2029, provided that, if the Senior Notes (as defined in the Amended Credit Agreement) have a stated maturity date that is prior to July 31, 2029, then the maturity date shall instead be the date that is 91 days prior to the stated maturity date of the Senior Notes; (ii) the establishment of Term SOFR as a benchmark rate and the removal of BSBY from the Amended Credit Agreement, including conforming revisions to certain defined terms under the Amended Credit Agreement; (iii) the conversion of each existing BSBY Rate Loan (as defined in the Amended Credit Agreement prior to giving effect to the Credit Agreement Amendment) to a Term SOFR Loan (as defined in the Credit Agreement Amendment); (iv) modifications to the definitions of “Applicable Rate” and “Applicable Fee Rate” to change the applicable rates and pricing levels set forth in each pricing grid; (v) the removal of certain mandatory prepayments arising from the issuance of either Equity Interests or Debt (as both are defined by the Amended Credit Agreement); and (vi) modifications to the permitted investments covenant, relating to the Company’s ability to make certain acquisitions, subject to the satisfaction of certain conditions therein.

As of the effective date of the Credit Agreement Amendment and through and including the date the Company’s compliance certificate is delivered for the fiscal quarter ending June 30, 2024, interest accrues on amounts outstanding under the Amended Credit Agreement based on Pricing Level 4 set forth below, and thereafter based on the Company’s Total Leverage Ratio (as defined in the Amended Credit Agreement), in accordance with the following pricing grid:

Applicable Rate
Pricing Level	Total Leverage Ratio	Term SOFR / Letter of Credit Fees	Base Rate
1	< 3.00:1.00	1.625%	0.625%
2	< 3.50:1.00 but ≥ 3.00:1.00	1.875%	0.875%
3	< 4.25:1.00 but ≥ 3.50:1.00	2.125%	1.125%
4	≥ 4.25:1.00	2.500%	1.500%

Immediately after giving effect to the Credit Agreement Amendment, the Company had borrowings of approximately $151.0 million in principal amount outstanding and had approximately $96.4 million available for additional borrowing under the Amended Credit Agreement after giving effect to approximately $2.6 million of outstanding letters of credit.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the press release dated July 31, 2024, the Company announced and commented on its financial results for its fiscal quarter ended June 30, 2024. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference.

The Company’s press release dated July 31, 2024, contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures above under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Fourth Amendment to First Amended and Restated Credit Agreement dated as of July 31, 2024, among Carriage Services, Inc., the guarantors party thereto, the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

99.1	Press Release dated July 31, 2024.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: July 31, 2024	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary